EXHIBIT 10.34

                              EMPLOYMENT AGREEMENT
                              --------------------

                  THIS EMPLOYMENT AGREEMENT, dated as of the 16th day of September, 1999 (the "Agreement"), by and between 800 TRAVEL SYSTEMS, INC., a Florida corporation, (the "Company") with its principle corporate office located at 4802 Gunn Highway, Tampa, Florida 33624, and ROBERT B. MORGAN ("Employee") residing at 857 180th Avenue East, Redington Shores, FL 33708.

                  WHEREAS, the Company is presently engaged in the business of providing travel related services, primarily air transportation reservation services;

                  WHEREAS, the Employee has had many years of experience as a senior management employee and has the experience and skills to serve as the Chief Financial Officer of the Company;

                  WHEREAS, the Company wishes to assure itself of the continued services of Employee for the period provided in this Agreement and the Employee is willing to serve in the employ of the Company for such period upon the terms and conditions hereinafter set forth.

                  NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties, intending to be legally bound, hereby agree as follows:

         1.       EMPLOYMENT
                  ----------

                  The Company hereby agrees to continue to employ the Employee upon the terms and conditions herein contained, and the Employee hereby agrees to accept such employment for the term described below. The Employee agrees to serve as the Company's Chief Financial Officer, and to perform the duties and functions customarily performed by the Chief Financial Officer during the term of this Agreement. In such capacity, the Employee shall report only to the Company's Chief Executive Officer, President and Board of Directors ("Board"), and shall have such powers, responsibilities and duties consistent with and customarily assigned to the position of Chief Financial Officer as the Chief Executive Officer and Board may assign to him.

                  Throughout the term of this Agreement, the Employee shall devote his best efforts and substantially all of his business time and services to the business and affairs of the Company. Neither the principle place of business of the Company nor Employee will be relocated outside of the Hillsborough and Pinellas County metropolitan area.

         2.       TERM OF AGREEMENT
                  -----------------

                  The two (2) year initial term of Employee's employment under this Agreement shall commence as of September 8, 1999 (the "Effective Date"). After the expiration of such initial two (2) year employment period, the term of the Employee's employment hereunder shall automatically be extended without further action by the parties for successive one (1) year renewal terms, provided that if either party gives the other party at least thirty (30) days advance written notice of his or its intention to not renew this Agreement for an additional term, the Agreement shall terminate upon the expiration of the current term.

                  Notwithstanding the foregoing, the Company shall be entitled to terminate this Agreement immediately, subject to a continuing obligation to make any payments required under Section 5 below, if the Employee (i) becomes disabled as described in Section 5(b), (ii) is terminated for Cause, as defined in Section 5(c), or (iii) voluntarily terminates his employment before the current term of this Agreement expires, as described in Section 5(d).

         3.       SALARY AND BONUS
                  ----------------

                  (a) SALARY. The Employee shall receive a base salary of not less than $86,000.00 per annum during the First Contract Year. As used in this Agreement, the "First Contract Year" means the period commencing on the Effective Date and ending on September 8, 2000; the "Second Contract Year" means the one year period immediately following the First Contract Year. In the Second Contract Year the Employee shall be paid a base salary computed by the following formula: ($86,000 + ($86,000 multiplied by the percentage increase in the consumer price index + 5%)). For example if the consumer price index increased 5%, Employee's salary would be $94,600 computed as ($86,000 + ($86,000 x 10%)).
This base salary shall be payable in installments consistent with the Company's normal payroll schedule.

                  (b) BONUS. The Employee shall also be eligible to receive an annual incentive bonus from the Company for each fiscal year of the Company during the term of this Agreement, in an amount up to 20 percent of his annual base salary in effect on the last day of the year, with the actual amount of such bonus to be determined by the Compensation Committee of the Company's Board.

         4.       ADDITIONAL COMPENSATION AND BENEFITS
                  ------------------------------------

                  The Employee shall receive the following additional compensation and welfare and fringe benefits:

                  (a) STOCK OPTIONS. The Employee shall be granted common stock options with respect to 10,000 shares of common stock of the Company or its successor pursuant to the terms of the Company's Stock Option Plan with options to vest in two installments with the first installment vesting in six months from the Effective Date and with the second installment vesting within fifteen (15) months from the Effective Date, provided, however, the options granted shall vest so long as Employee is employed by the Company. The first installment shall be for 5,000 options and the second installment shall be for 5,000 options. The options may be exercised in accordance with the Stock Option Plan, but no later than 10 years from the date hereof, at which time such options shall lapse. The exercise price of the stock options shall be $5.00 per share. During the remaining term of the Agreement, any additional stock option awards under a proposed Stock Option Plan shall be at the discretion of the Compensation Committee of the Company's Board of Directors.

                  (b) MEDICAL INSURANCE. The Company shall provide the Employee with the health insurance coverage plan offered to employees in the Company's Employee Manual.

                  (c) EDUCATIONAL LEAVE AND EXPENSES. Company shall reimburse the Employee for expenses incurred by the Employee while attending continuing education courses in accordance with the Company's Employee Manual.

                  (d) VACATION. The Employee shall be entitled to up to three (3) weeks of vacation during his first year of employment and three (3) weeks for each year thereafter during the term of this Agreement.

                  (e) BUSINESS EXPENSES. The Company shall reimburse the Employee for all reasonable expenses he incurs in promoting the Company's business, including expenses for travel, entertainment of business associates cellular telephone and similar items, upon presentation by the Employee from time to time of an itemized account of such expenditures.

                  (f) CAR ALLOWANCE. Employee shall be entitled to a car allowance of $250.00 per month payable by the Company to cover Employee's reasonable travel expenses. In addition, Employee shall be entitled to reimbursement from the Company for his annual auto insurance premium not to exceed $2,000 per year.

                  (g) EQUITY PERFORMANCE BONUSES. Employee shall be eligible to receive performance bonuses at the discretion of the Compensation Committee in the form of grants of Company common stock.

                  In addition to the benefits provided pursuant to the preceding paragraphs of this Section 4, the Employee shall be eligible to participate in such other executive compensation and retirement plans of the Company as are

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

applicable generally to other officers, and in such other non-compensatory welfare benefit plans, programs, practices and policies of the Company as are or may be generally applicable in the future to other key employees.

         5.       PAYMENTS UPON TERMINATION
                  -------------------------

                  (a) INVOLUNTARY TERMINATION. If the Employee's employment is involuntarily terminated by the Company during the term of this Agreement as a result of Employee's death or pursuant to paragraphs (b) or (c) hereof, Employee shall be entitled to receive his base salary accrued through the date of such involuntary termination. The Employee shall also receive any nonforfeitable benefits already earned and payable to him under the terms of any deferred compensation, incentive or other benefit plan maintained by the Company, payable in accordance with the terms of the applicable plan.

                  If the termination is not for death, disability as described in paragraph (b), for Cause as described in paragraph (c) or a voluntary termination by the Employee as described in paragraph (d), the Company shall be obligated to make a series of twelve monthly payments to the Employee (the "Severance Payments"), each monthly payment to be equal to one-twelfth (1/12th) of the Employee's annual base salary, as in effect on the date of such termination, which Severance Payments shall be made notwithstanding that Employee obtains a replacement position with any new employer (including a position as an officer, employee, consultant, or agent, or self-employment as a partner or sole proprietor).

                  (b) DISABILITY. The Company shall be entitled to terminate this Agreement, if the Board determines that the Employee has been unable to attend to his duties for at least ninety (90) days because of a medically diagnosable physical or mental condition, and has received a written opinion from a physician acceptable to the Board that such condition prevents the Employee from resuming full performance of his duties and is likely to continue for an indefinite period. Upon such termination, the Company shall pay to Employee a monthly disability benefit equal to one-twenty-fourth (1/24th) of his current annual base salary at the time he became permanently disabled. Payment of such disability benefit shall commence on the last day of the month following the date of the termination by reason of permanent disability and cease with the earliest of (i) the month in which the Employee returns to active employment, either with the Company or otherwise, (ii) the end of the initial term of this Agreement, or the current renewal term, as the case may be, or
(iii) the sixth month after the date of the termination. Any amounts payable under this Section 5(b) shall be reduced by any amounts paid to the Employee under any long-term disability plan or other disability program or insurance policies maintained or provided by the Company. The Employee is unaware of any existing medical factors for which he has been diagnosed which are likely to create an event of disability during this term.

                  (c) TERMINATION FOR CAUSE. If the Employee's employment is terminated by the Company for Cause, the amount the Employee shall be entitled to receive from the Company shall be limited to his base salary accrued through the date of termination, and any nonforfeitable benefits already earned and payable to the Employee under the terms of deferred compensation or incentive plans maintained by the Company.

For purposes of this Agreement, the term "Cause" shall be limited to (i) any action by the Employee involving disloyalty to the Company, such as embezzlement, fraud, misappropriation of corporate assets or a breach of the covenants set forth in Sections 9 and 10 below; or (ii) the Employee being indicted or otherwise charged with a felony; or (iii) the Employee being convicted of any lesser crime or offense committed in connection with the performance of his duties hereunder or involving moral turpitude; (iv) the intentional and willful failure by the Employee to substantially perform his duties hereunder as directed by the Chief Executive Officer (other than any such failure resulting from the Employee's incapacity due to physical or mental disability); (v) acts with respect to the property of the Company which constitute larceny, fraud, theft, embezzlement or the acceptance of a bribe or kickback; (vi) willful misrepresentation of a material matter to the Board; or
(vii) reckless disregard of his responsibilities under this Agreement.

                  (d) VOLUNTARY TERMINATION BY THE EMPLOYEE. If the Employee resigns or otherwise voluntarily terminates his employment before the end of the current term of this Agreement upon sixty (60) days written notice to the Company, the amount the Employee shall be entitled to receive from the Company shall be limited to his base salary accrued through the date of termination, and any nonforfeitable benefits already earned and payable to the Employee under the terms of any deferred compensation or incentive plans of the Company.

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

         6.       EFFECT OF CHANGE IN CORPORATE CONTROL
                  -------------------------------------

                  (a) In the event of a Change in Corporate Control as defined below, the vesting of any stock options or other awards granted to the Employee under the terms of any Stock Option Plan shall become immediately vested in full and, in the case of stock options, exercisable in full.

                  In addition, if, at any time during the period of twelve (12) consecutive months following the occurrence of a Change in Corporate Control as defined below, the Employee is involuntarily terminated (other than for Cause, death or disability) by the Company, the Employee shall be entitled to the Severance Payments described in Section 5(a) above plus annual bonus paid to the Employee with respect to the last fiscal year of the Company ending prior to the Change in Corporate Control with the condition that should the Company structure a standard Change in Corporate Control plan for the executive staff of the Company, Employee shall be granted the same terms and conditions of that plan which in no event shall be of lesser value to Employee than the terms and conditions outlined in this immediate paragraph.

                  (b) For purposes of this Agreement, a "Change in Corporate Control" shall include any of the following events:

                           (1) The acquisition in one or more transactions of more than fifty percent of the Company's outstanding Common Stock by any corporation, or other person or group (within the meaning of Section 14(d)(3) of the Securities Exchange Act of 1934, as amended);

                           (2) Any merger or consolidation of the Company into or with another corporation in which the Company is not the surviving entity, or any transfer or sale of substantially all of the assets of the Company or any merger or consolidation of the Company into or with another corporation in which the Company is the surviving entity and, in connection with such merger or consolidation, a majority of the outstanding shares of Common Stock shall be changed into or exchanged for other stock or securities of any other person, or cash, or any other property.

                           (3) Any election of persons to the Board of Directors which causes a majority of the Board of Directors to consist of persons other than persons who are associated with the Company via contract as of the date of this Agreement .

                           (4) Any person, group of persons or entity, purchases at least fifty percent (50%) of the Company's Common Stock.

                  (c) Notwithstanding anything else in this Agreement, the amount of severance compensation payable to the Employee as a result of a Change in Corporate Control under this Section 6, or otherwise, shall be limited to the maximum amount the Company would be entitled to deduct pursuant to Section 280G of the Internal Revenue Code of 1986, as amended.

         7.       DEATH
                  -----

                  This Agreement shall automatically terminate upon Employee's death. Upon termination of this Agreement due to Employee's death, any shares and options granted to Employee shall be deemed vested and able to be exercised by Employee's estate. If the Employee dies during the term of this Agreement, the Company shall pay to the beneficiary designated by the Employee in accordance with the terms of any applicable plan or plans of the Company's may have instituted.

         8.       WITHHOLDING
                  -----------

                  The Company shall, to the extent permitted by law, have the right to withhold and deduct from any payment hereunder any federal, state or local taxes of any kind required by law to be withheld with respect to any such payment.

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

        9.       PROTECTION OF CONFIDENTIAL INFORMATION
                 --------------------------------------

                  The Employee agrees that he will keep all confidential and proprietary information of the Company or relating to its business (including, but not limited to, information regarding the Company's customers, pricing policies, methods of operation, proprietary computer programs and trade secrets) confidential, and that he will not (except with the Company's prior written consent), while in the employ of the Company or thereafter, disclose any such confidential information to any person, firm, corporation, association or other entity, other than in furtherance of his duties hereunder, and then only to those with a "need to know." The Employee shall not make use of any such confidential information for his own purposes or for the benefit of any person, firm, corporation, association or other entity (except the Company) under any circumstances during or after the term of his employment. The foregoing shall not apply to any information which is already in the public domain, or is generally disclosed by the Company or is otherwise in the public domain at the time of disclosure.

                  The Employee recognizes that because his work for the Company will bring him into contact with confidential and proprietary information of the Company, the restrictions of this Section 9 are required for the reasonable protection of the Company and its investments and for the Company's reliance on and confidence in the Employee.

         10.      NON-COMPETITION; CONFIDENTIALITY
                  --------------------------------

                  (a) Employee covenants and agrees with Company that he will not, directly or indirectly:

                  (i) while he is in Company's employ and at any time after the termination of his employment hereunder, disclose or use or otherwise exploit for his own benefit or the benefit of any other person (other than for the benefit of Company) any Confidential Information (as hereinafter defined) disclosed to Employee or of which Employee becomes aware by reason of his employment with Company;

                  (ii) while he is in Company's employ and through the period ending one year after the termination of his employment hereunder, solicit or divert or appropriate to any Competing Business (as hereinafter defined), directly or indirectly, or attempt to solicit or divert or appropriate to any such Competing Business, any person or entity who was a customer or client of Company at any time during the last six months of Employee's employment hereunder;

                  (iii) while he is in Company's employ and through the period ending one year after the termination of his employment hereunder, employ or attempt to employ or assist anyone else in employing any person who, at any time within the period commencing six months prior to the date of the termination of Employee's employment by Company and ending one year after the date of such termination, was, is or shall be an employee of Company (whether or not such employment is full time or is pursuant to a written contract with Company); and

                  (iv) while he is in Company's employ and through the period ending one year after his employment hereunder, as an individual or as agent, employee, partner, officer director, owner or independent contractor of any person or entity, engage in any Competing Business, directly or indirectly.

                   (b) Employee agrees that upon the termination of his employment (whether voluntarily or involuntarily) he will not take with him or retain without the Company's written authorization, and will promptly deliver to Company, originals and all copies of all papers, files or other documents containing any Confidential Information and all other property belonging to Company.

                   (c) For purposes of this Paragraph, the term "Competing Business" means any business located within the United states providing services substantially similar to those provided by the. Company in the same industry as that engaged in by the Company from time to time. By way of example and not by way of limitation, if the Company is then engaged in the business of booking travel reservations through a centralized telephone call center, Employee will not be deemed to be engaged in a Competing Business solely by virtue of becoming

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

employed in a business that sells general merchandise through a centralized telephone call center. The term "Confidential Information" means any and all data and information relating to the business of the Company (whether constituting a trade secret or not) which is or has been disclosed to Employee or of which Employee becomes aware as a consequence of or through his relationship with the Company and which has value to the Company and is not generally known by its competitors. Confidential Information shall not include any data or information that has been voluntarily disclosed to the public by Company (except where such public disclosure has been made by Employee without authorization) or that has been independently developed and disclosed by others, or that otherwise enters the public domain through lawful means.

                  If a court of competent jurisdiction determines that any of the provisions related to the right of Employee to compete with company upon termination of his employment or to use information made known to him during the course of his employment by Company are not enforceable because of their length or territorial scope, Company and Employee agree that such court may limit the term or scope of such provision to such extent as is necessary to render it enforceable and that such provision, as so revised, shall be enforceable.

         11.      INJUNCTIVE RELIEF
                  -----------------

                  The Employee acknowledges and agrees that it would be difficult to fully compensate the Company for damages resulting from the breach or threatened breach of the covenants set forth in Sections 9 and 10 of this Agreement and accordingly agrees that the Company shall be entitled to temporary and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, to enforce such provisions in any action or proceeding instituted in the United States District Court for the Western District of Florida or in any court in the State of Florida having subject matter jurisdiction. This provision with respect to injunctive relief shall not, however, diminish the Company's right to claim and recover damages. In addition, any action or proceeding brought to enforce any provision of this Paragraph 11, the prevailing party shall be entitled to recover from the non-prevailing party the former's reasonable costs of enforcement, including legal fees.

                  It is expressly understood and agreed that although the parties consider the restrictions contained in this Agreement to be reasonable, if a court determines that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction on the activities of the Employee, no such provision of this Agreement shall be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such extent as such court may judicially determine or indicate to be reasonable.

         12.      MASTRINI DEPARTURE
                  ------------------

                  Notwithstanding anything herein to the contrary, if at any time during the term of this Agreement, Mark Mastrini shall cease to be employed by the Company as its Chief Executive Officer, Employee may through notice within ninety (90) days thereof, terminate this Agreement. Any such termination by Employee pursuant to this paragraph shall be deemed an involuntary termination for which the Severance Payments described in Section 5(a) herein shall be paid to Employee.

         13.      SEPARABILITY
                  ------------

                  If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect.

         14.      ASSIGNMENT
                  ----------

                  This Agreement shall be binding upon and inure to the benefit of the heirs and representatives of the Employee and the assigns and successors of the Company, but neither this Agreement nor any rights hereunder shall be assignable or otherwise subject to hypothecation by the Employee.

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

         15.      ENTIRE AGREEMENT
                  ----------------

                  This Agreement represents the entire agreement of the parties and shall supersede any and all previous contracts, arrangements or understandings between the Company and the Employee. The Agreement may be amended at any time by mutual written agreement of the parties hereto.

         16.      GOVERNING LAW
                  -------------

                  This Agreement shall be construed, interpreted, and governed in accordance with the laws of the State of Florida, other than the conflict of laws provisions of such laws.

         17.      ARBITRATION
                  -----------

                  Subject to the Company's right to seek injunctive relief for any violations of the covenants set forth in Sections 9 and 10 of this Agreement, any controversy or claim arising out of this Agreement, or the breach thereof, other than a claim for injunctive relief shall be settled by binding arbitration in accordance with the Rules of the American Arbitration Association which shall occur in Tampa, Florida or at such other location as may be mutually agreed to by the parties.

         18.      NOTICES
                  -------

                  Any notices hereunder shall be in writing and delivered at the addresses set forth above, or to such other address or addresses as may hereafter be furnished in writing by one party to the other, by certified mail return receipt requested, or by telecopier. All such notices shall be deemed effective upon receipt.

                  IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed, and the Employee has hereunto set his hand, as of the day and year first above written.


ATTEST:                                800 TRAVEL SYSTEMS, INC.


                                       By:
---------------------------------         ---------------------------------
Secretary                                 Mark Mastrini, Chief Executive Officer



WITNESS:                               EXECUTIVE:


---------------------------------         ---------------------------------
                                          Robert B. Morgan

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